UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2012

PRESTIGE BRANDS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-32433	20-1297589
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

90 North Broadway
Irvington, New York 10533
(Address of Principal Executive Offices, including Zip Code)

(914) 524-6810
(Registrant’s Telephone Number, including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On April 23, 2012, the Compensation Committee of the Board of Directors of Prestige Brands Holdings, Inc. (the “Company”) approved the payment of the following discretionary bonuses to the Company’s named executive officers, in recognition of each executive’s contribution to the Company’s outstanding financial performance during fiscal 2012 and his individual performance during fiscal 2012: (i) Matthew M. Mannelly, President and Chief Executive Officer, $196,325; (ii) Ronald M. Lombardi, Chief Financial Officer, $84,360; (iii) Timothy J. Connors, Executive Vice President, Sales and Marketing, $66,500; and (iv) John F. Parkinson, Senior Vice President, International, $18,972. These discretionary bonuses are in addition to the incentive payments earned by each of the above named executive officers pursuant to the terms of the Company’s annual incentive bonus plan and such officer’s employment agreement with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRESTIGE BRANDS HOLDINGS, INC.
Date: April 27, 2012	By:	/s/ Ronald M. Lombardi
Name: Ronald M. Lombardi
Title: Chief Financial Officer